UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2009

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 10, 2009, the Board of Directors of 3M Company approved an amendment to paragraph 12 of the Company’s Amended and Restated Bylaws (the “Bylaws”) to change the vote standard from plurality to a majority of the votes cast at any meeting for the election of directors at which a quorum is present in elections that are not Contested Elections (as hereinafter defined). A majority of the votes cast means the number of votes cast “for” a director’s election exceeds the number of votes cast against that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election). However, if as of the tenth day preceding the date the Company first mails its notice of meeting for such meeting to its stockholders, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. The amendment to the Bylaws is effective February 10, 2009. The Bylaws reflecting this amendment are filed as Exhibit 3(ii) to this report and incorporated by reference into this Section 5.03

In connection with the amendment to the Bylaws establishing a majority vote standard for the election of directors in elections that are not Contested Elections, the Board of Directors also amended its Corporate Governance Guidelines to (i) establish procedures under which any incumbent director who fails to receive a majority of the votes cast in an election that is not a Contested Election shall offer to tender his or her resignation to the Board for consideration by the Nominating and Governance Committee; and (ii) provide that the Nominating and Governance Committee will make recommendations to the Board regarding the actions to be taken with respect to all such offers to resign. The Board of Directors shall act on the resignation and publicly disclose its decision within ninety (90) days following certification of the election results.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3(ii)	Amended and Restated Bylaws of 3M Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

Dated: February 12, 2009